EXHIBIT 99.1
NEWS RELEASE
RANGE REPORTS RECORD SECOND QUARTER RESULTS
FORT WORTH, TEXAS, JULY 25, 2007...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced second quarter results. Record highs were achieved in production and oil and gas revenues. Oil and gas revenues reached $221 million, a 40% increase over the prior year. Results were driven by a 19% increase in production and an 18% increase in realized prices. Cash flow from operations before changes in working capital, a non-GAAP measure, rose 44% to $156 million. Reported net income totaled $64 million. Earnings per share (diluted) increased 13% to $0.43.
Commenting on the announcement, John Pinkerton, Range’s President and CEO, said, “The second quarter results reflect the best operational performance in our Company’s history. Overcoming the loss of production from the sale of the Gulf of Mexico properties and posting our 18th consecutive quarter of sequential production growth was an extraordinary accomplishment by our operating teams. The record production results were achieved while also reducing operating costs by more than 10% versus the first quarter. The combination of record production, low costs and higher realized prices fueled 44% and 25% increases, respectively, in cash flow and earnings. Looking forward, we have 81% of anticipated second half 2007 gas production hedged at $8.00 per mcf, so we are in excellent shape to post superior results for the third and fourth quarters of 2007. Importantly, we continue to execute our drilling program of nearly 1,000 wells and are realizing high returns on invested capital. With our lower post-Gulf of Mexico sale decline curve, large transparent drilling inventory and low cost structure, we are superbly positioned to continue to add substantial per share value in the future.”
For the quarter, production totaled 313 Mmcfe per day, comprised of 236 Mmcf per day of gas (76%) and 12,769 barrels per day of oil and liquids. Wellhead prices, after adjustment for hedging, averaged $7.75 per mcfe, a 18% increase over the prior-year period. The average realized gas price rose 17% to $7.32 per mcf, and the average realized oil price rose 27% to $60.00 a barrel. Hedging increased the average realized price by $0.21 per mcfe. Currently, 81% of anticipated second half 2007 gas production is hedged at a weighted average gas floor of $8.00 per mcf, while 58% of 2008 gas production is hedged at a weighted average gas floor of $8.91 per mcf.
Second quarter development and exploration expenditures totaled $232 million, funding the drilling of 302 (228 net) wells and 14 (14 net) recompletions. A 99% success rate was achieved with 299 (226 net) wells productive. In the first half of the year, 337 (268 net) of the newly drilled wells had been placed on production, with the remainder in various stages of completion or waiting on pipeline connection. In addition, $15.1 million was spent on acreage purchases and $4.8 million on expanding gas gathering systems.
Drilling activity in the third quarter remains high with 37 rigs currently running. For the year, Range anticipates drilling 971 (704.3 net) wells and undertaking 84 (64 net) recompletions as part of the Company’s $834 million capital budget. During the second quarter, Range also continued to expand several of its key drilling areas and emerging plays.
In the Permian division, 55 (51 net) wells were drilled. In the North Texas Barnett Shale play, production reached 85 (60 net) Mmcfe per day, a three-fold increase versus a year ago. The Barnett test well in southern Ellis County has reached total depth and completion operations are scheduled for August. Throughout the play, approximately 20,000 acres were added during the second quarter, bringing our total net acreage position to 86,250. In addition, our field redevelopment efforts in West Texas and New Mexico made steady headway due to continued drilling success.
In the Appalachia division, 210 (148 net) wells were drilled. The Nora field in Virginia continues to be a key area of focus. The recent transaction in which Range acquired additional interests in the field coupled with continued drilling success raised production from the Nora area to 45 Mmcfe per day, up from 25 Mmcfe at the end of the first quarter. To date, two pilot projects have been drilled to test tighter coal bed methane spacing. So far, results are encouraging. Later this year, Range plans to test reduced spacing of the tight gas sands in the Nora field. Lastly, a horizontal shale well is planned for the fourth quarter to test the potential of shale gas development in the field, which encompasses approximately 300,000 acres. Range continues to expand its leasehold position in the Appalachia Basin Devonian Shale play with 470,000 net acres currently under contract. The Company expects to drill an additional 10 to 12 vertical wells and 15 to 18 horizontal wells in the play during the remainder of the year.
As previously reported on March 31, 2007, Range sold its Gulf of Mexico properties for $155 million, recognizing a $95.6 million first quarter gain ($62.2 million net of deferred taxes). These properties represented 2% of Range’s 2006 year-end total proved reserves. Despite closing the sale on March 31, under generally accepted accounting principles (“GAAP”), the Gulf of Mexico properties have been reclassified as “Discontinued operations” for 2007 and all the prior-year periods. As a result, production, revenues and expenses associated with the properties have been removed from continuing operations and reclassified to discontinued operations. (Supplemental non-GAAP tables are presented that reconcile the reported GAAP amounts to the amounts that would have been reported if the Gulf of Mexico operations were included in continuing operations in prior periods.) All variances discussed in this release include the Gulf of Mexico operations with respect to prior periods.
Second quarter 2007 results included several non-cash items. A $21.1 million non-cash mark-to-market gain on commodity derivatives and $16.2 million of non-cash compensation expense were recorded. Excluding these items, net income would have been $61.2 million or $0.42 per share ($0.41 fully diluted). Excluding similar non-cash items from the prior-year quarter, net income would have been $40.6 million or $0.31 per share ($0.30 fully diluted). (See accompanying table for calculation of these non-GAAP measures.)
Direct operating expenses for the quarter were $0.86 per mcfe, a $0.02 increase over the prior-year period. However, second quarter direct operating expenses were 13% lower than first quarter 2007. The reduction from first quarter to second quarter was due to the sale of the higher cost Gulf of Mexico properties and higher volumes from two of our lowest cost operating areas, the Nora field in Virginia and the North Texas Barnett shale play. Production taxes per mcfe increased $0.03 to $0.39 per mcfe on higher market prices. Exploration expense totaled $10.8 million, including $4.5 million of dry hole expense and $2.9 million of seismic purchases.
The Company will host a conference call on Thursday, July 26 at 1:00 p.m. ET to review these results. To participate in the call, please dial 877-407-8035 and ask for the Range Resources second quarter financial results conference call. A replay of the call will be available through August 2 at 877-660-6853. The account number is 286 and the conference ID for the replay is 249357.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures:
Under GAAP, due to the sale of all the Company’s Gulf of Mexico properties at the end of the first quarter of 2007, all Gulf of Mexico operations during the first quarter 2007 and in prior-years have been reclassified to “Discontinued operations” in the reported GAAP financial statements. The Company has presented a supplemental table which reconciles these reported GAAP financial amounts to the amounts if the operations of the Gulf of Mexico properties for both the 2007 and 2006 periods were combined with the amounts from the continuing operations. The Company believes that the combined results, by including the Gulf of Mexico properties, corresponds to the methodology used by professional research analysts and, therefore, are useful in evaluating operational trends of the Company and its actual historical performance relative to other oil and gas producing companies by investors in making investment decisions. (See the reconciliation of reported continuing operations under GAAP to the combined operations, a non-GAAP presentation in the accompanying table.)
Earnings for second quarter 2007 include non-cash ineffective and mark-to-market derivatives of $21.1 million and a non-cash stock compensation expense of $16.2 million. Excluding such items, income before income taxes would have been $93.5 million, a 43% increase from the prior year. Adjusting for the after-tax effect of these items the Company’s earnings would have been $61.2 million or $0.42 per share ($0.41 fully diluted). If similar items were excluded, 2006 earnings would have been $40.6 million or $0.31 per share ($0.30 per diluted share). In 2006 results were impacted by a net $19.2 million ineffective and mark-to-market derivatives on commodities and interest and a $3.2 million stock compensation expense. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by professional research analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies by investors in making investment decisions.
Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.
Range’s internal estimates of reserves may be subject to revision and may be different from estimates by our external reservoir engineers at year-end. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

2007-22
Contacts:	Rodney Waller, Sr. Vice President	817-869-4268
	David Amend, IR Manager	817-869-4266

Karen Giles, Sr. IR Specialist	817-869-4238

Main number:	817-870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006		2007	2006
Revenues
Oil and gas sales	$221,591	$149,358		$438,617	$315,913
Transportation and gathering	612	1,043		889	1,069
Transportation and gathering — non-cash stock compensation (a)	(101)	(86)		(194)	(151)
Mark-to-market hedging gain	20,322	17,503		(45,789)	28,784
Ineffective hedging gain (loss) (b)	749	1,886		530	3,306
Gain (loss) on sale of properties (b)	17	(53)		20	(248)
Other (b)	324	(261)		2,282	(53)

	243,514	169,390	44%	396,355	348,620	14%

Expenses
Direct operating	24,345	16,567		49,362	34,415
Direct operating – non-cash stock compensation (a)	471	366		868	651
Production and ad valorem taxes	11,230	8,545		21,642	18,096
Exploration	10,806	6,933		21,777	15,246
Exploration – non-cash stock compensation (a)	919	830		1,658	1,439
General and administrative	12,468	8,430		23,512	17,407
General and administrative – non-cash stock compensation (a)	5,370	4,084		9,004	6,437
Deferred compensation plan (c)	9,334	(2,188)		20,581	2,291
Interest	17,573	11,643		36,421	21,877
Depletion, depreciation and amortization	51,465	33,995		98,797	65,646

	143,981	89,205	61%	283,622	183,505	55%

Income from continuing operations before income taxes	99,533	80,185	24%	112,733	165,115	-32%

Income taxes
Current	(101)	622		283	1,200
Deferred	34,449	29,676		38,896	60,826

	34,348	30,298		39,179	62,026

Income from continuing operations	65,185	49,887	31%	73,554	103,089	-29%

Discontinued operations, net of taxes	(979)	1,383		63,789	3,856

Net income	$64,206	$51,270	25%	$137,343	$106,945	28%

Basic
Income from continuing operations	$0.45	$0.38		$0.52	$0.79
Discontinued operations	(0.01)	0.01		0.45	0.03

Net income	$0.44	$0.39	13%	$0.97	$0.82	18%

Diluted
Income from continuing operations	$0.43	$0.37		$0.50	$0.76
Discontinued operations	—	0.01		0.44	0.03

Net income	$0.43	$0.38	13%	$0.94	$0.79	19%

Weighted average shares outstanding, as reported
Basic	145,169	130,753	11%	141,644	130,040	9%
Diluted	150,182	135,958	10%	146,616	135,278	8%

(a)	Costs associated with FASB 123R which have been reflected in the categories associated with the direct personnel costs.

(b)	Included in Other revenues in the 10-Q.

(c)	Reflects the change in the market value of the Company stock and other investments during the period held in the deferred compensation plan.

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a Non-GAAP Presentation

	Three Months Ended June 30,			Three Months Ended June 30,
		GOM	2007	2006	GOM	2006
(in thousands)	2007	Discontinued	Including	As	Discontinued	Including
(Unaudited)	As reported	Operations	GOM	reported	Operations	GOM
Revenues
Oil and gas sales	$221,591	$(932)	$220,659	$149,358	$8,262	$157,620
Transportation and gathering	612	(58)	554	1,043	(59)	984
Transportation and gathering – stock based compensation	(101)	—	(101)	(86)	—	(86)
Mark-to-market on oil and gas derivatives (loss)	20,322	—	20,322	17,503	—	17,503
Ineffective derivative gain (loss)	749	—	749	1,886	—	1,886
Equity method investment	385	—	385	37	—	37
Gain (loss) on sale of properties	17	—	17	(53)	—	(53)
Interest and other	(61)	(1)	(62)	(298)	—	(298)

	243,514	(991)	242,523	169,390	8,203	177,593

Expenses
Direct operating	24,345	108	24,453	16,567	3,608	20,175
Direct operating – stock based compensation	471	—	471	366	—	366
Production and ad valorem taxes	11,230	—	11,230	8,545	124	8,669
Exploration	10,806	47	10,806	6,933	15	6,948
Exploration – stock based compensation	919	—	919	830	—	830
General and administrative	12,468	—	12,515	8,430	—	8,430
General and administrative – stock based compensation	5,370	—	5,370	4,084	—	4,084
Non-cash compensation deferred compensation plan	9,334	—	9,334	(2,188)	—	(2,188)
Interest expense	17,573	—	17,573	11,643	360	12,003
Depletion, depreciation and amortization	51,465	—	51,465	33,995	2,838	36,833

	143,981	155	144,136	89,205	6,945	96,150

Income from continuing operations before income taxes	99,533	(1,146)	98,387	80,185	1,258	81,443

Income taxes provision
Current	(101)	—	(101)	622	—	622
Deferred	34,449	(401)	34,048	29,676	440	30,116

	34,348	(401)	33,947	30,298	440	30,738

Income from continuing operations	65,185	(745)	64,440	49,887	818	50,705

Discontinued operations – Austin Chalk, net of tax	(234)	—	(234)	565	—	565
Discontinued operations – Gulf of Mexico, net of tax	(745)	745	—	818	(818)	—

Net income	$64,206	$—	$64,206	$51,270	$—	$51,270

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
OPERATING HIGHLIGHTS	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	9,688	—	9,688	8,269	329	8,598
Natural gas liquids (bbl)	3,081	—	3,081	3,160	—	3,160
Gas (mcf)	236,418	—	236,418	181,368	12,056	193,424
Equivalents (mcfe)	313,036	—	313,036	249,945	14,031	263,976

Prices Realized

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
OPERATING HIGHLIGHTS	2007	Operations	GOM	2006	Operations	GOM
Oil (bbl)	$60.01	$—	$60.00	$47.52	$41.62	$47.30
Natural gas liquids (bbl)	$40.31	$—	$40.31	$35.19	$—	$35.19
Gas (mcf)	$7.32	$—	$7.32	$6.27	$6.39	$6.28
Equivalents (mcfe) (a)	$7.78	$—	$7.75	$6.57	$6.47	$6.56

Direct Operating Costs per mcfe (b) Field expenses	$0.78	$—	$0.79	$0.70	$2.32	$0.78
Workovers	$0.07	$—	$0.07	$0.03	$0.51	$0.06

Total operating costs	$0.85	$—	$0.86	$0.73	$2.83	$0.84

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(b)	Excludes non-cash stock compensation.
RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a Non-GAAP Presentation

	Six Months Ended June 30,			Six Months Ended June 30,
		GOM	2007		GOM	2006
(in thousands)	2007	Discontinued	Including	2006	Discontinued	Including
(Unaudited)	As reported	Operations	GOM	As reported	Operations	GOM
Revenues
Oil and gas sales	$438,617	$9,938	$448,555	$315,913	$18,045	$333,958
Transportation and gathering	889	10	899	1,069	57	1,126
Transportation and gathering – stock based compensation	(194)	—	(194)	(151)	—	(151)
Mark-to-market on oil and gas derivatives (loss)	(45,789)	—	(45,789)	28,784	—	28,784
Ineffective derivative gain (loss)	530	—	530	3,306	—	3,306
Equity method investment	796		796	37	—	37
Gain (loss) on sale of properties	20	—	20	(248)	—	(248)
Interest and other	1,486	(1)	1,485	(90)	(1)	(91)

	396,355	9,947	406,302	348,620	18,101	366,721

Expenses
Direct operating	49,362	2,477	51,839	34,415	5,137	39,552
Direct operating – stock based compensation	868	—	868	651	—	651
Production and ad valorem taxes	21,642	105	21,747	18,096	300	18,396
Exploration	21,777	—	21,777	15,246	1,170	16,416
Exploration – stock based compensation	1,658	—	1,658	1,439	—	1,439
General and administrative	23,512	47	23,559	17,407	—	17,407
General and administrative – stock based compensation	9,004	—	9,004	6,437	—	6,437
Non-cash compensation deferred compensation plan	20,581	—	20,581	2,291	—	2,291
Interest expense	36,421	594	37,015	21,877	677	22,554
Depletion, depreciation and amortization	98,797	3,325	102,122	65,646	5,754	71,400

	283,622	6,548	290,170	183,505	13,038	196,543

Income from continuing operations before income taxes	112,733	3,399	116,132	165,115	5,063	170,178

Income taxes provision
Current	283	—	283	1,200	—	1,200
Deferred	38,896	1,190	40,086	60,826	1,772	62,598

	39,179	1,190	40,369	62,026	1,772	63,798

Income from continuing operations	73,554	2,209	75,763	103,089	3,291	106,380

Discontinued operations – Austin Chalk, net of tax	(539)	—	(539)	565	—	565
Discontinued operations – Gulf of Mexico, net of tax	64,328	(2,209)	62,119	3,291	(3,291)	—

Net income	$137,343	$—	$137,343	$106,945	$—	$106,945

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
OPERATING HIGHLIGHTS	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	9,503	214	9,717	8,265	310	8,575
Natural gas liquids (bbl)	3,058	—	3,058	3,064	—	3,064
Gas (mcf)	227,669	5,267	232,936	178,278	12,450	190,728
Equivalents (mcfe)	303,039	6,555	309,594	246,255	14,311	260,566

Prices Realized
Oil (bbl)	$58.05	$58.17	$58.07	$47.03	$44.65	$46.94
Natural gas liquids (bbl)	$35.29	$—	$35.29	$32.58	$—	$32.58
Gas (mcf)	$7.75	$9.03	$7.75	$7.05	$6.90	$7.04
Equivalents (mcfe) (a)	$8.00	$9.16	$8.00	$7.09	$6.97	$7.08

Direct Operating Costs per mcfe (b) Field expenses	$0.84	$2.01	$0.87	$0.74	$1.50	$0.79
Workovers	$0.06	$0.35	$0.06	$0.03	$0.48	$0.05

Total operating costs	$0.90	$2.36	$0.93	$0.77	$1.98	$0.84

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(b)	Excludes non-cash stock compensation.

RANGE RESOURCES CORPORATION
BALANCE SHEETS
(Unaudited, in thousands)

	June 30,	December 31,
	2007	2006
Assets
Current assets	$171,805	$137,872
Current unrealized derivative gain	65,285	93,588
Assets held for sale	—	79,304
Assets of discontinued operation	—	78,161
Oil and gas properties	3,194,450	2,608,088
Transportation and field assets	55,145	47,143
Unrealized derivative gain	8,425	61,068
Other	180,566	82,450

	$3,675,676	$3,187,674

Liabilities and Stockholders’ Equity
Current liabilities	$239,912	$214,878
Liabilities of discontinued operation	—	28,333
Current asset retirement obligation	3,509	3,853
Current unrealized derivative loss	6,894	4,621

Bank debt	446,500	452,000
Subordinated notes	596,967	596,782

Total long-term debt	1,043,467	1,048,782

Deferred taxes	527,036	468,643
Unrealized derivative loss	4,213	266
Deferred compensation liability	123,484	90,094
Long-term asset retirement obligation	79,052	72,043

Common stock and retained earnings	1,673,231	1,241,696
Stock in deferred compensation plan and treasury	(36,361)	(22,056)
Other comprehensive income	11,239	36,521

Total stockholders’ equity	1,648,109	1,256,161

	$3,675,676	$3,187,674

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income	$64,206	$51,270	$137,343	$106,945
Adjustments to reconcile net income to net cash provided by operations:
Gain from discontinued operations	979	(1,383)	(63,789)	(3,856)
Gain from equity investment	(385)	(37)	(796)	(37)
Deferred income tax (benefit)	34,449	29,676	38,896	60,826
Depletion, depreciation and amortization	51,465	33,995	98,797	65,646
Exploration dry hole costs	4,490	2,025	8,898	3,725
Mark-to-market derivative (gain)	(20,322)	(17,503)	45,789	(28,784)
Unrealized derivative (gains) losses	(749)	(1,742)	(530)	(2,994)
Amortization of deferred issuance costs	550	439	1,076	845
Non-cash compensation	16,252	3,698	32,689	11,754
Loss (gain) on sale of assets and other	67	505	119	923

Changes in working capital:
Accounts receivable	(19,786)	6,035	(27,179)	38,298
Inventory and other	2,520	(232)	260	(1,862)
Accounts payable	40,427	9,754	(8,484)	(5,516)
Accrued liabilities	8,249	7,838	3,385	(5,148)

Net changes in working capital	31,410	23,395	(32,018)	25,772

Net cash provided from continuing operations	$182,412	$124,338	$266,474	$240,765

RECONCILIATION OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net cash provided from continuing operations	$182,412	124,338	266,474	240,765

Net change in working capital	(31,410)	(23,395)	32,018	(25,772)

Exploration expense	6,315	4,908	12,879	11,520

Cash flow from Gulf of Mexico properties	(1,134)	4,111	6,724	11,987

Other	245	(1,017)	273	(1,504)

Cash flow from operations before changes in working capital, non-GAAP measure	$156,428	$108,945	$318,368	$236,996

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Basic:
Weighted average shares outstanding	146,214	132,156	142,733	131,453
Stock held by deferred compensation plan	(1,045)	(1,403)	(1,089)	(1,413)

	145,169	130,753	141,644	130,040

Dilutive:
Weighted average shares outstanding	146,214	132,156	142,733	131,453
Dilutive stock options under treasury method	3,968	3,802	3,883	3,825

	150,182	135,958	146,616	135,278

RANGE RESOURCES CORPORATION
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AS REPORTED TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS
(Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006		2007	2006
As reported	$99,533	$80,185	24%	$112,733	$165,115	-32%
Adjustment for certain non-cash items
(Gain) loss on sale of properties	(17)	53		(20)	248
Gulf of Mexico – discontinued operations	(1,133)	1,258		3,399	5,063
Mark-to-market on derivative (gain)	(20,322)	(17,503)		45,789	(28,784)
Ineffective commodity derivative (gain) loss	(749)	(1,886)		(530)	(3,306)
Amortization of ineffective interest hedges	—	143		—	311
Transportation and gathering – non-cash stock compensation	101	86		194	151
Direct operating – non-cash stock compensation	471	366		868	651
Exploration expenses – non-cash stock compensation	919	830		1,658	1,439
General & administrative – non-cash stock compensation	5,370	4,084		9,004	6,437
Deferred compensation plan – non-cash stock compensation	9,334	(2,188)		20,581	2,291

As adjusted	93,507	65,428	43%	193,676	149,616	29%

Income taxes, adjusted
Current	(101)	622		283	1,200
Deferred	32,359	24,217		66,173	55,035

Net income excluding certain items	$61,249	$40,589	51%	$127,220	$93,381	36%

Non-GAAP earnings per share
Basic	$0.42	$0.31	35%	$0.90	$0.72	25%

Diluted	$0.41	$0.30	37%	$0.87	$0.69	26%

HEDGING POSITION
As of July 24, 2007
(Unaudited)

		Gas		Oil
		Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedge
		(MMBtu/d)	Prices	(Bbl/d)	Prices
2H 2007	Swaps	105,000	$9.03	—	—
2H 2007	Collars	98,500	$6.87 - $9.66	6,300	$53.46 - $65.33

Calendar 2008	Swaps	105,000	$9.42	—	—
Calendar 2008	Collars	55,000	$7.93 - $11.39	9,000	$59.34 - $75.48

Calendar 2009	Collars	—	—	8,000	$64.01 - $76.00
Note: Details as to the Company’s hedges are posted on its website and are updated periodically.